[Execution Copy]

                                 AMENDMENT NO. 1

     AMENDMENT NO. 1 dated as of February 13, 2001 between CONSTELLATION BRANDS, INC. (formally known as Canandaigua Brands, Inc.), a Delaware corporation (the "Borrower"); each of the Subsidiaries of the Borrower identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto (individually, a "Subsidiary Guarantor" and, collectively the "Subsidiary Guarantors" and, together with the Borrower, the "Obligors"); and THE CHASE MANHATTAN BANK, as administrative agent for the Lenders referred to below (in such capacity, together with its successors in such capacity, the "Administrative Agent").

     The Borrower, the Subsidiary Guarantors, certain financial institutions (the "Lenders") and the Administrative Agent are parties to a Credit Agreement dated as of October 6, 1999 (as in effect on the date hereof, the "Credit Agreement"). The Obligors and the Administrative Agent (having previously obtained the authorization of the Required Lenders) wish to amend the Credit Agreement in certain respects and, accordingly, the parties hereto hereby agree as follows:

     Section 1. DEFINITIONS. Except as otherwise defined in this Amendment No. 1, terms defined in the Credit Agreement (as amended hereby) are used herein as defined therein.

     Section 2. AMENDMENTS. Subject to the satisfaction of the conditions specified in Section 4 hereof, but with effect on and after the date hereof, the Credit Agreement is amended as follows:

          (a) Article I of the Credit Agreement is amended by adding the following definition in its appropriate alphabetic location:

          "'Turner Road Acquisition' means the acquisition of certain property and assets of Sebastiani Vineyards, a Delaware corporation ("SVI"), and Tuolomne River Vintners Group, a California partnership (together with SVI, the "Sellers") pursuant to a purchase agreement dated as of February 1, 2001 among the Sellers and Canadaigua Wine Company, Inc. a Wholly-Owned Subsidiary of the Borrower and a Subsidiary Guarantor, for an aggregate purchase price approximately equal to $295,000,000, as such purchase price may be adjusted in accordance with the terms of such purchase agreement as in effect on February 1, 2001."

          (b) Clause  (iii) of the  definition  of "Net  Available  Proceeds" in
     Article I of the Credit Agreement is amended and restated to read in its entirety as follows:

          "(iii) in the case of any Equity Issuance, the aggregate amount of all cash received by the Borrower and its Subsidiaries in respect of such Equity Issuance (net of (x) expenses incurred by the Borrower and its Subsidiaries in connection therewith and (y) cash proceeds so received and applied to refinance Subordinated Indebtedness as contemplated by Section 7.11), PROVIDED that the first $125,000,000 of cash received by the Borrower and its Subsidiaries after February 1, 2001 and prior to April 30, 2001 in

                                Amendment No. 1
                                ---------------
     respect of any single Equity Issuance will not constitute Net Available Proceeds for the purpose of this definition; and"

          (c) Clause (a) of Section 6.08 of the Credit Agreement is amended and restated to read in its entirety as follows:

          "(a) in the case of the Tranche I Revolving Loans only, repay on the Effective Date Indebtedness owing under the Existing Credit Agreement and make acquisitions permitted by Section 7.05(b) (PROVIDED that, as provided in Section 7.05(b), the Borrower will not use more than $75,000,000 (or, in the case of the Turner Road Acquisition, $125,000,000) of the proceeds of each Tranche I Revolving Loan Borrowing to fund each transaction described therein and/or pay any related fees or expenses referred to in said Section),"

          (d) Paragraphs (A) and (B) of Section 7.01(c)(ii) of the Credit Agreement are amended and restated to read in their entirety as follows:

               "(A) the aggregate principal amount of such other Indebtedness incurred pursuant to this clause (c)(ii) after February 1, 2001 shall not (for any one or more Debt Incurrences) exceed $400,000,000 in the aggregate (plus, in the case of any Debt Incurrences denominated in Sterling, an additional (pound) 100,000,000 in the aggregate);

               (B) the Net Available Proceeds of such Indebtedness shall be applied to prepay Loans in the manner provided in Section 2.11(b)(iv), to finance one or more Acquisitions pursuant to Section 7.05(b) or to repay at maturity or prepay in full the Borrower's Senior Subordinated Notes due 2003, PROVIDED that the aggregate amount of such Net Available Proceeds that may be applied by the Borrower (in excess of $200,000,000 in the case of Net Available Proceeds to be applied to finance the Turner Road Acquisition) to finance Acquisitions shall not exceed, on any date, the aggregate amount of Net Available Proceeds of Equity Issuances applied by the Borrower to the prepayment of Loans hereunder (accompanied, in the case of prepayment of Revolving Loans, by reductions of Commitments in like amount), whether pursuant to
          Section 2.11(b)(ii) or otherwise, during the period from the date hereof through such date;"

          (e) Clause (ii) of the proviso in Section 7.05(b) of the Credit Agreement is amended and restated to read in its entirety as follows:

          "(ii) the Borrower will not use more than $75,000,000 (or, in the case of the Turner Road Acquisition, $125,000,000) of the proceeds of one or more Tranche I Revolving Loans to fund any single such transaction and/or pay any related fees or expenses."

                                Amendment No. 1
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

          (f) Sections 7.10(b) of the Credit Agreement is amended and restated to read in its entirety as follows:

          "(b) SENIOR DEBT RATIO. The Borrower will not permit the Senior Debt Ratio to exceed the following respective ratios at any time during the following respective periods:

                       Period                           Ratio
               ----------------------               -------------

               From February 13, 2001
                through November 30, 2001             3.75 to 1

               From December 1, 2001
                through August 31, 2002               3.50 to 1

               From September 1, 2002
                and at all times thereafter           3.00 to 1

          (g) Sections 7.11(ii) of the Credit Agreement is amended and restated to read in its entirety as follows:

          "(ii) so long as no Default shall have occurred and be continuing (or will occur as a result of such payment), from the proceeds of Senior Unsecured Indebtedness incurred in accordance with Section 7.01(c)(ii) in an aggregate principal amount up to but not exceeding $200,000,000 and from the proceeds of Subordinated Indebtedness issued in accordance with the first paragraph in this Section, the Borrower may redeem Subordinated Indebtedness that is being refinanced with any such proceeds,"

     Section 3. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Lenders and the Administrative Agent that (i) the representations and warranties set forth in the Credit Agreement, and of each Obligor in each of the other Loan Documents to which it is party (but as to such other Loan Documents, in all material respects), are true and correct on and as of the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct as of such specific date) and (ii) at the time of and immediately after giving effect to this Amendment No. 1, no Default has occurred and is continuing.

     Section 4. CONDITIONS PRECEDENT. The amendments set forth in Section 2 hereof shall become effective, as of the date hereof, upon (i) the execution and delivery of this Amendment No. 1 by the Obligors and the Administrative Agent and (ii) the payment, on the date that the condition set forth in clause (i) of this Section 4 is satisfied, to each Lender that authorizes the Administrative Agent to execute this Amendment No. 1 not later than the close of business, New York City time, on Monday, February 12, 2001, an amendment fee in an amount equal to 0.15% of the sum of the aggregate amount of such Lender's Revolving Commitments and Term Loans on the date the condition set for in clause (i) of this Section 4 is satisfied.

                                Amendment No. 1
                                ---------------

     Section 5. MISCELLANEOUS. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart. This Amendment No. 1 shall be governed by, and construed in accordance with, the law of the State of New York.

                                Amendment No. 1
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


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered as of the day and year first above written.

                                           CONSTELLATION BRANDS, INC.


                                           By /s/ Thomas S. Summer
                                              ----------------------------------
                                              Title: Executive Vice President
                                                     and Chief Financial Officer


                              SUBSIDIARY GUARANTORS

ALLBERRY, INC.
BATAVIA WINE CELLARS, INC.
CANANDAIGUA EUROPE LIMITED
CANANDAIGUA WINE COMPANY, INC
CLOUD PEAK CORPORATION
FRANCISCAN VINEYARDS, INC.
MT. VEEDER CORPORATION
POLYPHENOLICS, INC.
ROBERTS TRADING CORP.


By /s/ Thomas S. Summer
   ---------------------
   Title: Treasurer

BARTON INCORPORATED
BARTON BRANDS, LTD.
BARTON BEERS, LTD.
BARTON BRANDS OF CALIFORNIA, INC.
BARTON BRANDS OF GEORGIA, INC.
BARTON CANADA, LTD.
BARTON DISTILLERS IMPORT CORP.
BARTON FINANCIAL CORPORATION
MONARCH IMPORT COMPANY
STEVENS POINT BEVERAGE CO.

By /s/ Thomas S. Summer
   ---------------------
   Title: Vice President

CANANDAIGUA LIMITED


By /s/ Thomas S. Summer
   ---------------------
   Title: Finance Director

                                Amendment No. 1
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


THE CHASE MANHATTAN BANK,
 as Administrative Agent


By /s/ Gail Weiss
   ---------------------
   Title: Vice President




















                                Amendment No. 1
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